                                                                  Exhibit (n)(i)

[Sutherland Asbill & Brennan LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 for Survivorship Life 2002, issued through the New England Variable Life Separate Account (File No. 333-89409). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By:      /s/   Stephen E. Roth
                                                 -------------------------------
                                                     Stephen E. Roth

Washington, D.C.
April 28, 2003